EXHIBIT 99

                            BLACKHAWK BANCORP, INC.
                              BLACKHAWK STATE BANK
                       400 BROAD STREET, BELOIT, WI 53511

NEWS FOR IMMEDIATE RELEASE

For more information contact Todd J. James at 608.364-8911

                            BLACKHAWK BANCORP, INC.
                  APPOINTS McGLADREY & PULLEN LLP AS AUDITORS

Beloit, WI ... August 29, 2002 ... Blackhawk Bancorp, Inc. today announced the appointment of McGladrey & Pullen LLP as independent auditors for 2002 replacing Wipfli Ullrich Bertelson LLP.

Blackhawk State Bank is a $315 million dollar independent community bank with offices in Beloit, WI; Roscoe, Rockford, Belvidere, Rochelle, and Oregon, IL. It is a wholly owned subsidiary of Blackhawk Bancorp, which is traded over the counter under the symbol BKHB.

When used in this communication, the words "believes," "expects," and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those described in the forward-looking statements. Factors which could cause such a variance to occur include, but are not limited to, changes in interest rates, levels of consumer bankruptcies, customer loan and deposit preferences, and other general economic conditions.